UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019 (August 13, 2019)

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue

Omaha, Nebraska 68154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 669-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On August 13, 2019, TD Ameritrade Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of $500 million aggregate principal amount of the Company’s 2.750% Senior Notes due 2029 (the “Notes”). The Notes have been offered pursuant to the Prospectus Supplement, dated August 13, 2019, to the Prospectus, dated April 19, 2017, filed as part of the Registration Statement on Form S-3 (Registration No. 333-217367) that became effective when filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2017. The offering of the Notes closed on August 16, 2019.

The Notes were issued pursuant to an Indenture, dated as of October 22, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of August 16, 2019, between the Company and the Trustee (the “Supplemental Indenture”).

The Notes will bear interest at a rate of 2.750% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The Notes will mature on October 1, 2029.

The Company intends to use the net proceeds from the sale of the Notes to redeem the Company’s $500 million aggregate principal amount of 5.600% Senior Notes due December 1, 2019 (the “2019 Notes”). On August 16, 2019, the Company delivered a notice of redemption (the “Notice of Redemption”) to the trustee (the “2019 Notes Trustee”) for the 2019 Notes and instructed the 2019 Notes Trustee to deliver the Notice of Redemption to the holders of the 2019 Notes on August 19, 2019. The 2019 Notes will be redeemed in full on September 18, 2019.

TD Securities, one of the Underwriters in the offering, is a wholly owned subsidiary of The Toronto-Dominion Bank (“TD”). TD owns approximately 43% of the outstanding common stock of the Company. Additional information regarding the relationship between TD and the Company is described in the Company’s Definitive Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders filed with the SEC on December 31, 2018.

The Underwriters and their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive fees and expenses.

The foregoing descriptions of the Underwriting Agreement, the Indenture, the Supplemental Indenture, and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement, the Indenture, the Supplemental Indenture, and the form of Note, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3 respectively, and incorporated by reference herein. In connection with the issuance of the Notes, Wachtell, Lipton, Rosen & Katz provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 13, 2019, among TD Ameritrade Holding Corporation, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1

Indenture, dated October 22, 2014, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on October 23, 2014).

4.2	Fifth Supplemental Indenture, dated August 16, 2019, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 2.750% Senior Notes due 2029 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 16, 2019	TD AMERITRADE HOLDING CORPORATION

	By:	/s/ Stephen J. Boyle
Stephen J. Boyle
Executive Vice President, Chief Financial Officer